Exhibit 10.3

GSO Capital Partners LP
345 Park Avenue
New York, New York 10154

October 6, 2017

CF Corporation

1701 Village Center Circle

Las Vegas, Nevada 89134

Ladies and Gentlemen:

Reference is made to the First Amendment to the Side Letter of even date hereof (the “Amendment Letter”) between GSO Capital Partners LP (“GSO”) and CF Corporation, a Cayman Islands exempted corporation (“CF Corp”) that amends the Side Letter dated as of May 24, 2017 (the “Side Letter”) between GSO and CF Corp. Each capitalized term used but not defined in this letter will have the meaning ascribed to it in the Side Letter or the Merger Agreement.

1.                  Fees and Expenses.

a.                   As consideration for entering into the Amendment Letter you agree to pay (or cause to be paid) to GSO (or to one or more Affiliates designated by GSO), on the Closing, an amount equal to $2,900,000 (the “Amendment Fee”).

b.                  You agree that, once paid, the Amendment Fee or any part thereof payable hereunder shall not be refundable under any circumstances, except as otherwise agreed in writing. The Amendment Fee shall not be subject to reduction by way of setoff counterclaim and shall be in addition to any other fees, costs and expenses payable to GSO.

2.                  Other Provisions. The terms and provisions of Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 of the Side Letter are incorporated herein and shall apply mutatis mutandis to this letter.

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Sincerely,

GSO CAPITAL PARTNERS LP

By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Authorized Signatory

Agreed to and accepted:

CF CORPORATION

By:	/s/ Douglas Newton
	Name:	Douglas Newton
	Title:	Chief Financial Officer

[Signature Page to Amendment Fee Letter]